Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 333-173884-02) and Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857 and 333-166605) of Unit Corporation of the reference to our reserves audit report for Unit Corporation dated January 17, 2012, which appears in the December 31, 2011 annual report on Form 10-K of Unit Corporation.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

February 23, 2012